EXHIBIT 2(n)(ii)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the use in the prospectus constituting part of the registration statement on Form N-2 of The People's Avenger Fund Business Trust of our report dated December 21, 2002 relating to the financial statements of The People's Avenger Fund Business Trust. We also consent to all references to us in such prospectus including references to us as an expert.

                                                  MALONE & BAILEY, PLLC

                                                  /s/  Malone & Bailey, PLLC



Houston, Texas
December 31, 2002


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